EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated April 9, 2003, with respect to the consolidated financial statements of Green Dolphin Systems Corporation included in its Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                     RODEFER MOSS & CO., PLLC
                                                     Certified Public Accountant



Knoxville, Tennessee
June 30, 2003